Exhibit 77Q3
  Because the electronic
  format for filing Form
  NSAR does not provide
  adequate form responding
  to Items 72DD1, 72DD2,
  73A1, 73A2, 74U1, 74U2,
  74V1, and 74V2 correctly,
  the correct answer for
  Series1, 2 & 3 are as
  follows:

  72DD1/72DD2
  Series 1 (Phoenix-Kayne
  Large Cap Fund CIK
  0001018593) - Class A
  $11, Class B $1, Class C
  $1 and Class X $201.

  Series 2 (Phoenix-Kayne
  Small-Mid Cap Fund CIK
  0001018593)   Class A,
  Class B, Class C and
  Class X is zero.

  Series 3 (Phoenix-Kayne
  International Fund CIK
  0001018593)   Class A,
  Class B, Class C and
  Class X is zero.

  73A1/73A2
  Series 1 (Phoenix-Kayne
  Large Cap Fund CIK
  0001018593)   Class A
  $0.03, Class B $0.02,
  Class C $0.02 and Class
  X $0.03.

  Series 2 (Phoenix-Kayne
  Small-Mid Cap Fund CIK
  0001018593)   Class A,
  Class B, Class C and
  Class X is zero.

  Series 3 (Phoenix-Kayne
  International Fund CIK
  0001018593)   Class A,
  Class B, Class C and
  Class X is zero.

  74U1/74U2
  Series 1 (Phoenix-Kayne
  Large Cap Fund CIK
  0001018593)   Class A
  402, Class B 57, Class C
  77 and Class X 6,367.

  Series 2 (Phoenix-Kayne
  Small-Mid Cap Fund CIK
  0001018593)   Class A
  546, Class B 98, Class C
  389, and Class X 6,841.

  Series 3 (Phoenix-Kayne
  International Fund CIK
  0001018593)   Class A
  40, Class B 11, Class C
  28, and Class X 4,859.

  74V1/74V2-
  Series 1 (Phoenix-Kayne
  Large Cap Fund CIK
  0001018593)   Class A
  $13.85, Class B $13.77,
  Class C $13.77, and Class
  X $13.88.

  Series 2 (Phoenix-Kayne
  Small-Mid Cap Fund CIK
  0001018593)   Class A
  $15.64, Class B $15.55,
  Class C $15.55, and Class
  X $15.67.

  Series 3 (Phoenix-Kayne
  International Fund CIK
  000108593)   Class A
  $9.45, Class B $9.41,
  Class C $9.42, and Class
  X $9.49.